Press
Information

Investor Contact: Thom Mocarsky
Arbitron Inc.
410-312-8239
thom.mocarsky@arbitron.com

Press Contact: Kim Myers
Arbitron Inc.
410-312-8500
kim.myers@arbitron.com

FOR IMMEDIATE RELEASE

ARBITRON INC. REPORTS 2012 SECOND QUARTER FINANCIAL RESULTS
Company reports earnings per share (diluted) of $0.37;
Net income increases 31.4 percent on revenue growth of 9.1 percent;
Reiterates 2012 full year guidance for revenue and earnings per share.

Columbia MD, July 19, 2012 – Arbitron Inc. (NYSE: ARB) today announced results for the second quarter ended June 30, 2012.

Net income for the second quarter 2012 increased 31.4 percent to $10.0 million, or $0.37 per share (diluted), compared with $7.6 million, or $0.27 per share (diluted), for the second quarter of 2011.

The Company reported revenue of $104.4 million, an increase of 9.1 percent over revenue of $95.7 million during the second quarter of 2011. Factors contributing to the second quarter revenue increase include annual escalators in the Company’s multi-year radio ratings contracts, in particular, the continued phase-in of contracted price increases for the Portable People MeterTM (PPM®) service as well as growth in revenues from the Company’s cross-platform and mobile services. In addition, second quarter revenue benefited from the timing of certain items associated with survey data from prior periods.

Costs and expenses for the second quarter increased by 5.8 percent to $93.8 million in 2012 from $88.7 million in 2011.

Earnings before interest, income tax expense, depreciation and amortization (EBITDA) for the quarter was $23.6 million, an increase of 19.7 percent compared with EBITDA of $19.7 million for the second quarter of 2011.

EBITDA margin in the second quarter increased to 22.6 percent from 20.6 percent for the same period last year.

For the six months ended June 30, 2012, net income increased 16.5 percent to $27.8 million compared with $23.8 million in 2011. Earnings per share (diluted) for the first six months of 2012 was $1.02 compared with $0.86 for the first six months of 2011.

Revenue for the first six months of 2012 was $210.8 million, an increase of 7.2 percent compared to revenue of $196.6 million for the same period in 2011.

Costs and expenses for the six months ended June 30, 2012 increased by 5.3 percent to $169.0 million from $160.5 million.

EBITDA increased 12.4 percent to $60.2 million in the first six months of 2012 from $53.6 million for the same period in 2011, with EBITDA margins of 28.6 percent and 27.3 percent, respectively.

Management Comment on Second Quarter 2012 Results
Said William T. Kerr, President and Chief Executive Officer:

“Throughout the second quarter, we remained focused on our longstanding priorities: pursuing opportunities for revenue growth while enhancing the value and utility of our core services.

“The Discovery Channel signed on for our new cross-platform service to evaluate how its radio and television tune-in campaign delivered viewers to the 2012 premiere episode of The Deadliest Catch, its popular reality program. Our new promotion evaluation service takes advantage of the radio and television measurement capabilities of our existing PPM measurement panels.

“Arbitron Mobile reached an agreement with iResearch, a leading online measurement company in China, to use our on-device smartphone and tablet meter technology to jointly operate a syndicated mobile media research service in mainland China, the world’s largest smartphone market.

“On the digital radio front, we have completed the development of a methodology for retrieving, storing and processing daily raw streaming log file data from broadcasters and content delivery networks, and continued the important dialogue with the radio industry on the appropriate approach and reporting framework for our planned integrated radio ratings service.

“Throughout the quarter, we maintained our efforts to enhance the quality of our radio ratings services. Based on these efforts and on our progress, and as we just announced, the Media Rating Council has accredited the average quarter hour monthly radio ratings data produced by our PPM service in five additional markets, including Los Angeles. In total, the ratings data produced in 14 markets can now display the MRC double checkmark logo.

“Even as we invested in our core services and in growth initiatives, we continued to deliver margin growth and were able to return capital to our shareholders through dividends and stock repurchases.”

2012 Full-Year Guidance
Arbitron is reiterating its revenue and earnings per share guidance for 2012.

Arbitron expects 2012 revenue to increase between 5 percent and 7 percent over its 2011 revenue of $422.3 million.

The Company anticipates 2012 earnings per share (diluted) between $2.15 and $2.30, an increase of 8 percent to 15 percent over comparable 2011 earnings per share (diluted) of $2.00, which excludes the impact of an impairment charge of $0.07 per share (diluted) taken in the fourth quarter 2011. These estimates include an anticipated net investment of approximately $12 million pre-tax in Arbitron’s cross-platform initiatives and Arbitron Mobile in 2012.

Earnings Conference Call: Schedule and Access
Arbitron will host a conference call at 10:00 a.m. Eastern Time, today, July 19, 2012.

The Company invites you to listen to the call toll-free by dialing (877) 262-6702. The conference call can be accessed from outside the United States by dialing (443) 863-7301. To participate, users will need to use the following code: 93475335. The call will also be available live on the Internet at the following sites: www.arbitron.com and www.streetevents.com.

A replay of the call will be available from 1:00pm on July 19, 2012, through 11:59pm on July 26, 2012. To access the replay, please call (toll-free) (855) 859-2056 in the United States or (404) 537-3406 if you’re calling from outside of the United States. Replay listeners will need to enter the following code: 93475335.

Presentation of Non-GAAP Information
The terms EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization) are non-GAAP financial measures that the management of Arbitron believes are useful to investors in evaluating the Company’s results. These non-GAAP financial measures should be considered in addition to, and not as a replacement for, or superior to either net income as an indicator of Arbitron’s operating performance, or cash flow, as a measure of Arbitron’s liquidity. In addition, because EBIT and EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP equivalent, see the EBIT and EBITDA Non-GAAP Reconciliation, along with related footnotes, below.

About Arbitron
Arbitron Inc. (NYSE: ARB) is an international media and marketing research firm serving the media—radio, television, cable, and out-of-home; the mobile industry; as well as advertising agencies and advertisers around the world. Arbitron’s businesses include: measuring network and local market radio audiences across the United States; surveying the retail, media, and product patterns of U.S. consumers; providing mobile audience measurement and analytics in the United States, Europe, Asia, and Australia; and developing application software used for analyzing media audience and marketing information data.

The Company has developed the Portable People Meter™ (PPM®) and the PPM 360™, new technologies for media and marketing research.

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Portable People MeterTM, PPM® and PPM 360TM are marks of Arbitron Inc.

PPM ratings are based on audience estimates and are the opinion of Arbitron and should not be relied on for precise accuracy or precise representativeness of a demographic or radio market.

Arbitron Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Arbitron Inc. and its subsidiaries in this document that are not historical in nature, particularly those that utilize terminology such as “may,” “will,” “should,” “likely,” ”expects,” “anticipates,” “estimates,” “believes,” “plans,” or comparable terminology, are forward-looking statements based on current expectations about future events, which we have derived from information currently available to us. These forward-looking statements involve known and unknown risks and uncertainties that may cause our results to be materially different from results implied in such forward-looking statements. These risks and uncertainties include, in no particular order, whether we will be able to:

•	successfully obtain and/or maintain Media Rating Council, Inc. (“MRC”) accreditation for our audience ratings services;

•	renew contracts with key customers;

•	collect, manage, and process the consumer information we utilize in our media marketing and information services in compliance with applicable data protection and privacy statutes, regulations, and other requirements;

•	successfully execute and maintain our cross-platform and mobile measurement initiatives;

•	support our current and future services by designing, recruiting, and maintaining research samples that appropriately balance quality, size and, operational cost;

•	successfully develop, implement, and fund initiatives designed to enhance sample quality;

•	successfully manage costs associated with cell phone household recruitment, targeted in-person recruitment, and address-based sampling;

•	successfully maintain and promote industry usage of our media and marketing information services, a critical mass of broadcaster encoding, and the proper understanding of our services and methodologies in light of governmental actions, including investigation, regulation, legislation or litigation, customer or industry group activism, or adverse community or public relations efforts;

•	successfully manage the impact on our business of the current economic environment generally, and in the advertising market, including, without limitation, the insolvency of any of our customers or the impact of economic environment on our customers’ ability to fulfill their payment obligations to us;

•	successfully integrate acquired operations, including differing levels of management and internal control effectiveness at the acquired entity;

•	effectively respond to rapidly changing technologies by creating proprietary systems to support our research initiatives and by developing new services that meet marketplace demands in a timely manner;

•	successfully execute our business strategies, including evaluating and, where appropriate, entering into potential acquisition, joint-venture or other material third-party agreements;

•	successfully develop and implement technology solutions to identify and report consumer use of new and existing forms of media content and delivery, and advertising in an increasingly competitive environment; and

•	compete with companies that may have financial, marketing, sales, technical or other advantages over us.

There are a number of additional important factors that could cause actual events or our actual results to differ materially from those indicated by such forward-looking statements, including, without limitation, the risk factors set forth in the caption “ITEM 1A. — RISK FACTORS” in our Annual Report on Form 10-K for the year ended December 31, 2011, and elsewhere, and any subsequent periodic or current reports filed by us with the Securities and Exchange Commission.

In addition, any forward-looking statements contained in this document represent our estimates only as of the date hereof, and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

(Tables to follow)

Arbitron Inc.
Consolidated Statements of Income
Three Months Ended June 30, 2012 and 2011
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30,			%
	2012	2011	Change	Change
Revenue	$104,407	$95,737	$8,670	9.1%
Costs and expenses
Cost of revenue	63,205	61,025	2,180	3.6%
Selling, general and administrative	20,701	18,656	2,045	11.0%
Research and development	9,896	9,017	879	9.7%
Total costs and expenses	93,802	88,698	5,104	5.8%
Operating income	10,605	7,039	3,566	50.7%
Equity in net income of affiliate	5,391	5,453	(62)	(1.1%)
Earnings before interest and income taxes (1)	15,996	12,492	3,504	28.0%
Interest income	11	8	3	37.5%
Interest expense	132	104	28	26.9%
Earnings before income taxes	15,875	12,396	3,479	28.1%
Income tax expense	5,912	4,812	1,100	22.9%
Net Income	9,963	7,584	2,379	31.4%
Income per weighted-average common share
Basic	$0.38	$0.28	$0.10	35.7%
Diluted	$0.37	$0.27	$0.10	37.0%
Weighted-average shares used in calculations
Basic	26,318	27,159	(841)	(3.1%)
Diluted	26,804	27,608	(804)	(2.9%)
Dividends per common share	$0.10	$0.10	—	—
Other data:
EBITDA (1)	$23,610	$19,731	$3,879	19.7%
Non-cash share-based compensation	$2,209	$1,826	$383	21.0%

(1) The terms EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization) are non-GAAP financial measures that the management of Arbitron believes are useful to investors in evaluating the Company’s results. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measure, see the EBIT and EBITDA Non-GAAP Reconciliation, along with related footnotes, below.

Arbitron Inc.
Consolidated Statements of Income
Six Months Ended June 30, 2012 and 2011
(In thousands, except per share data)
(Unaudited)

	Six Months Ended
	June 30,			%
	2012	2011	Change	Change
Revenue	$210,801	$196,606	$14,195	7.2%
Costs and expenses
Cost of revenue	110,653	106,704	3,949	3.7%
Selling, general and administrative	38,704	35,765	2,939	8.2%
Research and development	19,614	18,012	1,602	8.9%
Total costs and expenses	168,971	160,481	8,490	5.3%
Operating income	41,830	36,125	5,705	15.8%
Equity in net income of affiliate	3,035	2,921	114	3.9%
Earnings before interest and income taxes (1)	44,865	39,046	5,819	14.9%
Interest income	31	14	17	121.4%
Interest expense	261	268	(7)	(2.6%)
Earnings before income taxes	44,635	38,792	5,843	15.1%
Income tax expense	16,865	14,961	1,904	12.7%
Net Income	27,770	23,831	3,939	16.5%
Income per weighted average common share
Basic	$1.04	$0.88	$0.16	18.2%
Diluted	$1.02	$0.86	$0.16	18.6%
Weighted average shares used in calculations
Basic	26,782	27,119	(337)	(1.2%)
Diluted	27,273	27,602	(329)	(1.2%)
Dividends per common share	$0.20	$0.20	—	—
Other data:
EBITDA (1)	$60,222	$53,600	$6,622	12.4%
Non-cash share-based compensation	$4,377	$3,831	$546	14.3%

(1) The terms EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization) are non-GAAP financial measures that the management of Arbitron believes are useful to investors in evaluating the Company’s results. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measure, see the EBIT and EBITDA Non-GAAP Reconciliation, along with related footnotes, below.

Arbitron Inc.
EBIT and EBITDA Non-GAAP Reconciliation
Three Months and Six Months Ended June 30, 2012 and 2011
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Net income	$9,963	$7,584	$27,770	$23,831
Income tax expense	5,912	4,812	16,865	14,961
Net interest expense	121	96	230	254
EBIT (2)	$15,996	$12,492	$44,865	$39,046
Depreciation and amortization	7,614	7,239	15,357	14,554
EBITDA (2)	$23,610	$19,731	$60,222	$53,600
EBIT Margin (2)	15.3%	13.0%	21.3%	19.9%
EBITDA Margin (2)	22.6%	20.6%	28.6%	27.3%

(2) Arbitron’s management believes that presenting EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization), both non-GAAP financial measures, as supplemental information helps investors, analysts, and others, if they so choose, in understanding and evaluating Arbitron’s operating performance in some of the same manners that management does because EBIT and EBITDA exclude certain items that are not directly related to Arbitron’s core operating performance. Arbitron’s management references these non-GAAP financial measures in assessing current performance and making decisions about internal budgets, resource allocation and financial goals.

EBIT is calculated by adding back net interest expense and income tax expense to net income. EBITDA is calculated by adding back net interest expense, income tax expense, and depreciation and amortization to net income.

EBIT and EBITDA should not be considered substitutes either for net income as indicators of Arbitron’s operating performance, or for cash flow as measures of Arbitron’s liquidity. In addition, because EBIT and EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies.

Arbitron Inc.
Condensed Consolidated Balance Sheets
June 30, 2012 and December 31, 2011
(In thousands)

	June 30,	December 31,
	2012	2011
	(Unaudited)	(Audited)
Assets:
Cash and cash equivalents	$11,073	$19,715
Trade receivables	61,304	62,886
Property and equipment, net	65,808	70,651
Goodwill, net	45,242	45,430
Other assets	38,173	40,286
Total assets	$221,600	$238,968
Liabilities and Stockholders’ Equity:
Deferred revenue	$52,307	$37,080
Other liabilities	61,605	75,072
Stockholders’ equity	107,688	126,816
Total liabilities and stockholders’ equity	$221,600	$238,968

Note: The December 31, 2011 Condensed Consolidated Balance Sheet is derived from the audited Balance Sheet included in the Company’s Form 10-K for the fiscal year ended December 31, 2011.